Exhibit 10.2

AMENDED AND RESTATED PROMISSORY NOTE

$20,000,000	Dated: October 28, 2024 (as amended on May 12, 2025)

This Amended and Restated Promissory Note due October 25, 2029 (this “A&R Note”) was originally issued as a Promissory Note due October 25, 2026 (the “Original Note”) on October 28, 2024 (the “Original Issue Date”) pursuant to Section 5.4.1 of the License Agreement, dated as of November 18, 2015, between Maker, Payee, and Iterum Therapeutics Public Limited Company (formerly, Iterum Therapeutics Limited) (the “Pfizer License”). Section 17.5 of the Pfizer License provides that no provision of the Pfizer License may be amended or modified other than by a written document signed by authorized representatives of each Party (as defined in the Pfizer License). This A&R Note, which is signed by authorized representatives of each Party (as defined in the Pfizer License), hereby amends and restates the Original Note in its entirety as of May 12, 2025, and (a) continues, as amended hereby, the Original Note and (b) does not constitute a novation. The Original Note is hereby superseded by and replaced with this A&R Note.

FOR VALUE RECEIVED, the undersigned Iterum Therapeutics International Limited, a company organized and existing under the laws of Ireland having its registered office address at 3 Dublin Landings, North Wall Quay, Dublin 1 (together with its permitted successors and assigns, “Maker”), hereby promises to pay to the order of Pfizer Inc., a corporation organized and existing under the laws of Delaware with offices at 66 Hudson Blvd E, Suite 20, New York, NY 10001 (together with its successors and any subsequent holder of this A&R Note being referred to as “Payee”), the principal sum of $20,000,000, together with accrued and unpaid interest thereon, on October 25, 2029 (the “Maturity Date”). Interest on the principal of this A&R Note from time to time outstanding shall accrue daily from (a) the Original Issue Date until (but not including) October 25, 2026 at a per annum interest rate equal to eight percent (8%), compounded daily and (b) October 25, 2026 until this A&R Note is paid in full at a per annum interest rate equal to ten percent (10%), compounded daily. Interest on this A&R Note shall be calculated at a rate per annum based upon the actual number of days elapsed over a year of 360 days.

This A&R Note is issued pursuant to Section 5.4.1 of the Pfizer License.

Maker shall not, on or following the date of this A&R Note, directly or indirectly, create, incur, assume, guaranty or otherwise become liable for any Indebtedness that is senior in right of payment to this A&R Note, except for Indebtedness incurred with the consent or waiver of Payee. “Indebtedness” shall mean (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments and (c) other short- and long-term obligations under debt agreements, lines of credit, extensions of credit, or capital leases (provided that to the extent any capital lease is obtained in the ordinary course of business consistent with past practice, Maker shall not be required, pursuant to the preceding sentence, to obtain the consent or waiver of Payee therefor).

Maker shall not, on or following the date of this A&R Note, directly or indirectly, create, grant, or incur any Lien on any of its property or assets of any kind, real or personal, tangible or intangible, except for (i) mechanics’, materialmen’s, carriers’, or similar Liens granted in the ordinary course of its business with respect to amounts not yet due or being contested in good faith and with respect to which adequate reserves have been set aside, (ii) Liens securing Indebtedness permitted hereunder and (iii) any other Liens incurred with the consent or waiver of Payee. “Lien” shall mean a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest, priority, lien (statutory or otherwise), or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

Maker shall promptly (and in any event within thirty (30) days) notify Payee of any breach of the covenants in the preceding two paragraphs (each such breach or failure to notify, an “Event of Default”). Upon the occurrence and during the continuation of an Event of Default, Payee may declare all outstanding principal, together with all accrued and unpaid interest thereon, of this A&R Note due and payable without further notice, demand or presentment for payment.

Maker shall have the right from time to time and at any time prior to the Maturity Date to prepay, in whole or part, the unpaid principal balance of this A&R Note, together with accrued and unpaid interest thereon, without premium or penalty. Upon any pre-payment of this A&R Note, the accrued and unpaid interest on the principal of this A&R Note being pre-paid shall be immediately due and payable and shall be paid at the time of any pre-payment of this A&R Note. Any pre-payment of this A&R Note shall be applied first to the payment of accrued and unpaid interest on the principal amount of this A&R Note being pre-paid and the remainder, if any, shall be applied to principal.

If, on the Maturity Date, the principal of and interest on this A&R Note has not been received by the Payee in accordance with the terms hereof, then all of the principal of and interest on this A&R Note shall mature and become at once due and payable without further notice, demand or presentment for payment, together with all reasonable and actually incurred costs incurred by the Payee in the enforcement and collection of this A&R Note.

Notwithstanding anything contained herein to the contrary, this A&R Note is hereby expressly limited so that in no contingency or event whatsoever, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, Payee shall ever receive as interest hereunder an amount that would exceed the highest lawful rate applicable to Maker, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest, and if the principal amount of this A&R Note is paid in full, any remaining excess shall forthwith be paid to Maker, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the highest lawful rate permissible under applicable law.

Maker and each surety, endorser, guarantor, and other party now or hereafter liable for payment of this A&R Note, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, diligence in collecting or bringing suit against any party liable hereon, and further agree to any and all extensions, renewals, modifications, partial payments, substitutions of evidence of indebtedness, and the taking or release of any collateral with or without notice before or after demand by Payee for payment hereunder. All sums payable hereunder will be payable by Maker to Payee in lawful money of the United States of America and in immediately available funds.

In the event this A&R Note is placed in the hands of any attorney for collection or suit is filed hereon or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection hereof, Maker and any guarantor hereby jointly and severally agree to pay to Payee all expenses and costs of collection, including, but not limited to, reasonable attorneys’ fees incurred in connection with any such collection, suit, or proceeding, in addition to the principal and interest then due.

Time is of the essence with respect to all of Maker’s obligations and agreements under this A&R Note.

THIS A&R NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF, AND MAKER CONSENTS TO JURISDICTION IN THE COURTS LOCATED IN NEW YORK CITY, NEW YORK.

All of the covenants, obligations, promises and agreements contained in this A&R Note made by Maker shall be binding upon its permitted successors and assigns. Maker shall not allow or cause this A&R Note to be assumed, or assign, delegate or otherwise transfer this A&R Note or any of its rights, interests or obligations hereunder without the prior written consent of Payee; excepting, however, and notwithstanding anything in this A&R Note to the contrary, that Maker may, without the consent of Payee, (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates (as defined in the Pfizer License), or (b) designate one or more of its Affiliates to perform its obligations hereunder, in each of subsection (a) and (b), so long as the Maker is not relieved of any liability or obligation hereunder, or (c) assign this A&R Note in the event of a Change of Control (as defined in the Pfizer License) of Maker.

MAKER’S OBLIGATION TO MAKE PAYMENTS UNDER THIS A&R NOTE IS ABSOLUTE AND UNCONDITIONAL. MAKER WAIVES ANY AND ALL RIGHT OF SET-OFF OR SIMILAR DEFENSES OR COUNTERCLAIMS WITH RESPECT TO THE PAYMENT OF AMOUNTS UNDER THIS A&R NOTE THAT MAKER MAY NOW OR HEREINAFTER HAVE AGAINST PAYEE OR ANY OTHER PERSON OR ENTITY, OR AGAINST ANY AMOUNTS UNDER THIS A&R NOTE.

IN WITNESS WHEREOF, the undersigned has executed this A&R Note on May 13, 2025.

ITERUM THERAPEUTICS INTERNATIONAL

LIMITED

By: /s/ Corey N. Fishman____

Name: Corey N. Fishman

Title: Director

Accepted and agreed to effective the day and year first written above:

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY
By:
/s/ Corey N. Fishman
Name: Corey N. Fishman Title: Director

PFIZER INC.
By:
/s/ Deborah Baron
Name: Deborah Baron
Title: SVP Worldwide Business Dev.